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          EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)

                                                                12 Weeks Ended
                                                      ----------------------------------
                                                       June 21,                June 22,
                                                         1997                    1996
                                                      ----------             -----------
PRIMARY
   Weighted average shares outstanding                 8,395,163               8,394,966
   Net effect of dilutive stock options -
      based on the treasury stock method                  50,157                       0 (a)
                                                      ----------             -----------
          Total                                        8,445,320               8,394,966
                                                      ==========             ===========

   Net income (loss)                                  $2,899,379             $(7,111,787)
                                                      ==========             ===========
          Per share amount                              $ .34                   $(.85)
                                                         ====                   =====



FULLY DILUTED
   Weighted average shares outstanding                 8,395,163               8,394,966
   Net effect of dilutive stock options -
      based on the treasury stock method
      using average market price                          62,281                       0 (a)
   Assumed conversion of 7% convertible
      subordinated debentures issued
      March 5, 1993                                    1,290,323                       0 (a)
                                                      ----------             -----------
          Total                                        9,747,767               8,394,966
                                                      ==========             ===========

   Net income (loss)                                  $2,899,379             $(7,111,787)
   Add 7% convertible subordinated
      debenture interest, net of tax effect              229,837                       0 (a)
                                                      ----------             -----------
                                                      $3,129,216             $(7,111,787)
                                                      ----------             ===========

          Per share amount                              $  .32                   $(.85)
                                                        ======                   =====


(a)  Antidilutive common stock equivalents excluded.





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